EXCHANGE AGREEMENT

by and among

FIRST MERCHANTS CORPORATION,

FIRST MERCHANTS CAPITAL TRUST III

AND

THE UNITED STATES DEPARTMENT OF THE TREASURY

Dated as of June 30, 2010

i

LIST OF ANNEXES

ANNEX A:	AMENDED AND RESTATED DECLARATION OF TRUST AND TRUST AGREEMENT
ANNEX B:	GUARANTEE AGREEMENT
ANNEX C:	FIRST SUPPLEMENTAL INDENTURE
ANNEX D:	BASE INDENTURE
ANNEX E-1:	FORM OF OPINION
ANNEX E-2:	FORM OF OPINION
ANNEX F:	FORM OF WAIVER

Defined Terms

Affiliate	Section 6.7(b)
Agreement	Preamble
Bank	Section 1.2(d)(iv)
Base Indenture	Section 1.2(d)(iv)
Benefit Plans	Section 1.2(d)(vii)
Capital Securities	Recitals
Capitalization Date	Section 3.1(b)
Closing	Section 1.2(a)
Closing Date	Section 1.2(a)
Common Securities	Recitals
Common Stock	Section 3.1(b)
Company	Preamble
Company Material Adverse Effect	Section 6.7(c)
Company Subsidiaries	Section 4.4(a)
Compensation Regulations	Section 1.2(d)(vii)
Debentures	Recitals
Delaware Statutory Trust Act	Preamble
EAWA	Section 5.9
EESA	Section 1.2(d)(vii)
Exchange	Recitals
Exchange Act	Section 5.2(b)
First Supplemental Indenture	Section 1.2(d)(iv)
Governing Agreements	Section 1.2(d)(iv)
Governmental Entities	Section 1.2(c)
Guarantee Agreement	Section 1.2(d)(iv)
Indenture	Section 1.2(d)(iv)
Information	Section 4.4(c)
Investor	Preamble
Junior Stock	Section 5.5(c)
Parity Stock	Section 5.5(c)
Permitted Repurchases	Section 5.5(a)(ii)
Previously Disclosed	Section 6.7(d)

Relevant Period	Section 1.2(d)(vii)
SEC	Section 6.7(d)
Section 4.5 Employee	Section 4.5(b)
Securities Act	Section 5.1
Securities Purchase Agreement	Recitals
Senior Executive Officers	Section 1.2(d)(vii)
Series A Preferred Stock	Recitals
Series A Shares	Recitals
Share Dilution Amount	Section 5.5(a)(ii)
Transfer	Section 5.3
Trust	Preamble
Trust Agreement	Section 1.2(d)(iii)
Trust Indenture Act	Section 4.8

THIS EXCHANGE AGREEMENT, dated as of June 30, 2010 (this “Agreement”) by and among First Merchants Corporation, an Indiana corporation (the “Company”), First Merchants Capital Trust III (the “Trust”), a Delaware statutory trust created under the Delaware Statutory Trust Act (as defined in the Trust Agreement), and the United States Department of the Treasury (the “Investor”). All capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Securities Purchase Agreement.

BACKGROUND

WHEREAS, the Investor is, as of the date hereof, the beneficial owner of 116,000 shares of the Company’s preferred stock designated as “Fixed Rate Cumulative Perpetual Preferred Stock, Series A”, having a liquidation amount of $1,000 per share (the “Series A Preferred Stock”);

WHEREAS, the Company issued the Series A Preferred Stock pursuant to a Letter Agreement (and the Securities Purchase Agreement incorporated by reference therein), dated as of February 20, 2009 (the “Securities Purchase Agreement”), between the Company and the Investor;

WHEREAS, the Company, the Trust and the Investor desire to exchange 46,400 newly issued capital securities of the Trust (the “Capital Securities”), with a liquidation amount of $1,000 per capital security, for 46,400 shares of the Series A Preferred Stock (the “Series A Shares”) beneficially owned and held by the Investor, on the terms and subject to the conditions set forth herein (the “Exchange”); and

WHEREAS, in connection with the Exchange, the Trust proposes to use the Series A Shares, together with the proceeds of the issuance and sale by the Trust to the Company of 1,435 Fixed Rate Common Securities, with a liquidation amount of $1,000 per Common Security (the “Common Securities”), to purchase $47,835,000 aggregate principal amount of the Debentures (as defined in the First Supplemental Indenture).

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

ARTICLE I

THE CLOSING; THE EXCHANGE OF CAPITAL SECURITIES FOR SERIES A PREFERRED STOCK

Section 1.1       The Capital Securities.  The Capital Securities are being issued to the Investor in the Exchange pursuant to Article II hereof. The shares of Series A Preferred Stock exchanged for the Capital Securities pursuant to Article II hereof are being reacquired by the Company and shall have the status of authorized but unissued shares of preferred stock of the Company undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Company; provided that such shares shall not be reissued as shares of Series A Preferred Stock.

Section 1.2       The Closing.  (a)  The closing of the Exchange (the “Closing”) will take place at the offices of Cadwalader, Wickersham & Taft LLP, One World Financial Center, New York, New York 10281 at 9:00 a.m. EDT on the business day after the day on which all of the conditions set forth in Sections 1.2(c) and (d) are satisfied or waived (other than those conditions that by their terms must be satisfied on the Closing Date, but subject to the satisfaction or waiver of those conditions), or at such other place, time and date as shall be agreed between the Company and the Investor. The time and date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.

(b)           Subject to the fulfillment or waiver of the conditions to the Closing in this Section 1.2, at the Closing (i) the Trust will deliver (A) the Capital Securities to the Investor, as evidenced by one or more certificates dated the Closing Date and registered in the name of the Investor or its designee(s) and (B) 69,600 shares of Series A Preferred Stock to the Investor, as evidenced by one or more certificates dated the Closing Date and registered in the name of the Investor or its designee(s), (ii) the Investor will deliver the certificate representing 116,000 shares of Series A Preferred Stock to the Trust, (iii) the Trust will use the Series A Shares, together with the proceeds of the issuance and sale by the Trust to the Company of the Common Securities to purchase $47,835,000 aggregate principal amount of the Debentures and (iv) the Company will deliver to the Trust Debentures having an aggregate principal amount of $47,835,000.

(c)           The respective obligations of each of the Investor, the Trust and the Company to consummate the Exchange are subject to the fulfillment (or waiver by the Company, the Trust and the Investor, as applicable) prior to the Closing of the conditions that (i) any approvals or authorizations of all United States and other governmental, regulatory or judicial authorities (collectively, “Governmental Entities”) required for the consummation of the Exchange shall have been obtained or made in form and substance reasonably satisfactory to each party and shall be in full force and effect and all waiting periods required by United States and other applicable law, if any, shall have expired and (ii) no provision of any applicable United States or other law and no judgment, injunction, order or decree of any Governmental Entity shall prohibit consummation of the Exchange as contemplated by this Agreement.

(d)           The obligation of the Investor to consummate the Exchange is also subject to the fulfillment (or waiver by the Investor) at or prior to the Closing of each of the following conditions:

(i)            (A) the representations and warranties of the Company set forth in Article III of this Agreement shall be true and correct in all respects as though made on and as of the Closing Date (other than representations and warranties that by their terms speak as of another date, which representations and warranties shall be true and correct in all respects as of such other date) and (B) the Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing;

(ii)            the Investor shall have received a certificate signed on behalf of the Company by a senior executive officer certifying to the effect that the conditions set forth in Section 1.2(d)(i) have been satisfied;

(iii)           the Investor shall have received an amount equal to all accrued and unpaid dividends on the Series A Shares to, but excluding, the Closing Date in cash to an account designated by the Investor;

(iv)          the Company shall have delivered to the Investor the Amended and Restated Declaration of Trust and Trust Agreement, in substantially the form attached hereto as Annex A (the “Trust Agreement”), among the Company, U.S. Bank Trust National Association, a national banking association, as property trustee (the “Bank”), U.S. Bank Trust National Association, a national banking association, as Delaware trustee, and Michael C. Rechin, an individual, Jami L. Bradshaw, an individual, and Mark K. Hardwick, an individual, as administrative trustees, and the several Holders (as defined in the Trust Agreement), the Guarantee Agreement, in substantially the form attached hereto as Annex B (the “Guarantee Agreement”), between the Company and the Bank, as guarantee trustee, and the First Supplemental Indenture, in substantially the form attached hereto as Annex C (the “First Supplemental Indenture”), between the Company and the Bank, as trustee, which amends and supplements the Indenture in substantially the form attached hereto as Annex D (the “Base Indenture”), between the Company and the Bank; the Base Indenture and the First Supplemental Indenture are together referred to herein as the “Indenture”; the Trust Agreement, the Guarantee Agreement and the Indenture are collectively referred to herein as the “Governing Agreements”;

(v)           the Trust shall have delivered certificates in proper form or, with the prior consent of the Investor, evidence in book-entry form, evidencing the Capital Securities to the Investor or its designee(s);

(vi)          the Company shall have delivered to the Investor written opinions from outside counsel to the Company, addressed to the Investor and dated as of the Closing Date, in substantially the forms attached hereto as Annexes E-1 and E-2;

(vii)         (A) the Company shall have effected such changes to its compensation, bonus, incentive and other benefit plans, arrangements and agreements (including golden parachute, severance and employment agreements) (collectively, “Benefit Plans”) with respect to its Senior Executive Officers and any other employee of the Company or its Affiliates subject to Section 111 of the Emergency Economic Stabilization Act of 2008, as amended by the American Recovery and Reinvestment Act of 2009, or otherwise from time to time (“EESA”), as implemented by any guidance, rule or regulation thereunder, as the same shall be in effect from time to time (collectively, the “Compensation Regulations”) (and to the extent necessary for such changes to be legally enforceable, each of its Senior Executive Officers and other employees shall have duly consented in writing to such changes), as may be necessary, during the period in which any obligation of the Company arising from financial assistance under the Troubled Asset Relief Program remains outstanding (such period, as it may be further described in the Compensation Regulations, the “Relevant Period”), in order to comply with Section 111 of EESA or the Compensation Regulations and (B) the Investor shall have received a certificate signed on behalf of the Company by a Senior Executive Officer certifying to the effect that the condition set forth in Section 1.2(d)(vii)(A) has been satisfied; “Senior Executive Officers” means the Company's “senior executive officers” as defined in Section 111 of the EESA and the Compensation Regulations; and

(viii)                   The Company shall have completed a placement of its Common Stock yielding total gross proceeds of at least $24 million between January 1, 2010 and the Closing Date.

Section 1.3        Interpretation.  When a reference is made in this Agreement to “Recitals,” “Articles,” “Sections,” “Annexes” or “Schedules” such reference shall be to a Recital, Article or Section of, or Annex or Schedule to, this Agreement, unless otherwise indicated. The terms defined in the singular have a comparable meaning when used in the plural, and vice versa. References to “herein”, “hereof”, “hereunder” and the like refer to this Agreement as a whole and not to any particular section or provision, unless the context requires otherwise. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.” No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement, as this Agreement is the product of negotiation between sophisticated parties advised by counsel. All references to “$” or “dollars” mean the lawful currency of the United States of America. Except as expressly stated in this Agreement, all references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any section of any statute, rule or regulation include any successor to the section. References to a “business day” shall mean any day except Saturday, Sunday and any day on which banking institutions in New York, New York or Wilmington, Delaware generally are authorized or required by law, regulation or executive order to remain closed or are customarily closed.

ARTICLE II

EXCHANGE

Section 2.1       Exchange.  On the terms and subject to the conditions set forth in this Agreement, (a) the Company and the Trust agree to issue the Capital Securities to the Investor in exchange for the Series A Shares, and (b) the Investor agrees to deliver to the Trust the Series A Shares in exchange for the Capital Securities.

Section 2.2       Exchange Documentation.  Settlement of the Exchange will take place on the Closing Date, at which time the Investor will cause delivery of the Series A Shares to the Trust or its designated agent and the Company and the Trust will cause delivery of the Capital Securities to the Investor or its designated agent.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as Previously Disclosed, the Company represents and warrants to Investor as of the date hereof and as of the Closing Date that:

Section 3.1       Existence and Power.

(a)           Organization, Authority and Significant Subsidiaries. The Company is duly organized, validly existing and in good standing under the laws of the State of Indiana and has all necessary power and authority to own, operate and lease its properties and to carry on its business as it is being currently conducted, and except as has not, individually or in the aggregate, had and would not reasonably be expected to have a Company Material Adverse Effect, has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification; each subsidiary of the Company that is a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Act, including, without limitation, First Merchants Bank, N.A., has been duly organized and is validly existing in good standing under the laws of its jurisdiction of organization. The Charter and bylaws of the Company, copies of which have been provided to the Investor prior to the date hereof, are true, complete and correct copies of such documents as in full force and effect as of the date hereof.

(b)           Capitalization. The authorized capital stock of the Company, and the outstanding capital stock of the Company (including securities convertible into, or exercisable or exchangeable for, capital stock of the Company) as of the most recent fiscal month-end preceding the date hereof (the “Capitalization Date”) is set forth on Schedule A. The outstanding shares of capital stock of the Company have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights). Except as provided in the Warrant, as of the date hereof, the Company does not have outstanding any securities or other obligations providing the holder the right to acquire shares of the Company’s common stock (the “Common Stock”) that is not reserved for issuance as specified on Schedule A, and the Company has not made any other commitment to authorize, issue or sell any Common Stock. Since the Capitalization Date, the Company has not issued any shares of Common Stock other than (i) shares issued upon the exercise of stock options or delivered under other equity-based awards or other convertible securities or warrants which were issued and outstanding on the Capitalization Date and disclosed on Schedule A and (ii) shares disclosed on Schedule A.

Section 3.2       Authorization and Enforceability.  (a)  The Company has the corporate power and authority to execute and deliver this Agreement and the Governing Agreements and to carry out its obligations hereunder and thereunder.

(b)           The execution, delivery and performance by the Company of this Agreement and the Governing Agreements and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of the Company and, if any, its stockholders, and no further approval or authorization is required on the part of the Company. This Agreement and the Governing Agreements are valid and binding obligations of the Company, enforceable against the Company in accordance with its and their terms, subject to the Bankruptcy Exceptions.

Section 3.3       Valid Issuance of Capital Securities and Debentures.  (a)  The Capital Securities have been duly and validly authorized by all necessary action, and, when issued and delivered pursuant to this Agreement, such Capital Securities will be duly and validly issued and fully paid and nonassessable, will not be issued in violation of any preemptive rights, will represent nonassessable undivided beneficial interests in the assets of the Trust, will be entitled to the benefits of the Trust Agreement and the Guarantee Agreement and will not subject the holder thereof to personal liability.

(b)           The Debentures have been duly and validly authorized by the Company and, when issued and delivered pursuant to the Indenture, such Debentures will have been duly executed, authenticated, issued and delivered, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the Bankruptcy Exceptions, will be in the form contemplated by, and entitled to the benefits of, the Indenture, and will have the ranking set forth in the Indenture.

Section 3.4       Non-Contravention.

  (a)  The execution, delivery and performance by the Company of this Agreement, the Governing Agreements, and the consummation of the transactions contemplated hereby and thereby, and compliance by the Company with the provisions hereof and thereof, will not (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any Company Subsidiary under any of the terms, conditions or provisions of (i) its organizational documents or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which it or any Company Subsidiary may be bound, or to which the Company or any Company Subsidiary or any of the properties or assets of the Company or any Company Subsidiary may be subject, or (B) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree applicable to the Company or any Company Subsidiary or any of their respective properties or assets except, in the case of clauses (A)(ii) and (B), for those occurrences that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

(b)           Other than the filing of any current report on Form 8-K required to be filed with the SEC, such filings and approvals as are required to be made or obtained under any state “blue sky” laws and such consents and approvals that have been made or obtained, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any Governmental Entity is required to be made or obtained by the Company in connection with the consummation by the Company of the Exchange except for any such notices, filings, exemptions, reviews, authorizations, consents and approvals the failure of which to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(c)           Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (A) the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby (including for this purpose the consummation of the Exchange) and compliance by the Company with the provisions hereof will not (1) result in any payment (including any severance payment, payment of unemployment compensation, “excess parachute payment” (within the meaning of the Code), “golden parachute payment” (as defined in the EESA, as implemented by the Compensation Regulations) or forgiveness of indebtedness or otherwise) becoming due to any current or former employee, officer or director of the Company or any Company Subsidiary from the Company or any Company Subsidiary under any benefit plan or otherwise, (2) increase any benefits otherwise payable under any benefit plan, (3) result in any acceleration of the time of payment or vesting of any such benefits, (4) require the funding or increase in the funding of any such benefits or (5) result in any limitation on the right of the Company or any Company Subsidiary to amend, merge, terminate or receive a reversion of assets from any benefit plan or related trust and (B) neither the Company nor any Company Subsidiary has taken, or permitted to be taken, any action that required, and no circumstances exist that will require the funding, or increase in the funding, of any benefits or resulted, or will result, in any limitation on the right of the Company or any Company Subsidiary to amend, merge, terminate or receive a reversion of assets from any benefit plan or related trust.

Section 3.5       Representations and Warranties Regarding the Trust.  (a)  The Trust has been duly created, is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act and is and will be treated as a mere security device or “grantor trust” for federal income tax purposes under existing law.

(b)           The Trust has the statutory trust power and authority to conduct its business as contemplated by this Agreement and the Trust Agreement and is not required to be authorized to do business in any other jurisdiction.

(c)           The execution, delivery and performance of this Agreement and the Trust Agreement have been duly authorized by the Trust, and this Agreement and the Trust Agreement will constitute valid and legally binding instruments of the Trust, enforceable against the Trust in accordance with their terms, subject to the Bankruptcy Exceptions. The Trust is not and will not be a party to or otherwise be bound by any agreement other than the Governing Agreements and those entered into in connection with the issuance of the Capital Securities and the Common Securities.

(d)           The administrative trustees of the Trust are officers of the Company and have been duly authorized by the Company to execute and deliver the Trust Agreement.

(e)           The Trust is not now, nor after giving effect to the transactions contemplated hereby will be, and the Trust is not controlled by, or acting on behalf of any person which is, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 3.6       No Company Material Adverse Effect.  Since December 31, 2009, no fact, circumstance, event, change, occurrence, condition or development has occurred that, individually or in the aggregate, has had or would reasonably be likely to have a Company Material Adverse Effect, except as disclosed on Schedule B.

Section 3.7       Brokers and Finders.  No broker, finder or investment banker is entitled to any financial advisory, brokerage, finder’s or other fee or commission in connection with this Agreement or the transactions contemplated hereby based upon arrangements made by or on behalf of the Company or any Company Subsidiary for which the Investor could have any liability.

Section 3.8       Offering of Securities.  Neither the Company nor any person acting on its behalf has taken any action (including any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of the Capital Securities under the Securities Act and the rules and regulations of the SEC promulgated thereunder), which might subject the offering, issuance or sale of the Capital Securities to the Investor pursuant to this Agreement to the registration requirements of the Securities Act.

Section 3.9        Tier 1 Capital.  After effecting the Exchange, the outstanding trust preferred securities of the Company (including the Capital Securities and all other outstanding trust preferred securities of the Company) will not exceed the 25% limit on the amount of restricted core capital elements includable in Tier 1 capital (as defined in 12 CFR Part 225 Appendix A).

ARTICLE IV

COVENANTS

Section 4.1       Commercially Reasonable Efforts.  Subject to the terms and conditions of this Agreement, each of the parties will use its commercially reasonable efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Exchange as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall use commercially reasonable efforts to cooperate with the other party to that end.

Section 4.2       Expenses.  If requested by the Investor, the Company shall pay all reasonable out-of-pocket and documented costs and expenses associated with the Exchange, including (i) the reasonable fees, disbursements and other charges of the Investor’s legal counsel and financial advisors, and (ii) the reasonable fees, disbursements and other charges of the trustees for the Capital Securities and the Debentures.

Section 4.3       Exchange Listing.  If requested by the Investor, the Company and the Trust shall, at the Company’s expense, cause the Capital Securities, to the extent the Capital Securities comply with applicable listing requirements, and, after distribution thereof, the Debentures, to be listed on the Nasdaq Global Select Market or other national stock exchange, subject to official notice of issuance, and shall maintain such listing for so long as any Common Stock is listed on such exchange. At the Investor’s request, the Company agrees to take such action as may be necessary to change the minimum denominations of the Capital Securities to $25 or such other amount as the Investor shall reasonably request.

Section 4.4       Access, Information and Confidentiality.  (a)  From the date hereof until the date when the Investor no longer holds any debt or equity securities of the Company or an Affiliate of the Company acquired pursuant to this Agreement, the Company will permit the Investor and its agents, consultants, contractors and advisors (i) acting through the Company’s Appropriate Federal Banking Agency, to examine the corporate books and make copies thereof and to discuss the affairs, finances and accounts of the Company and the subsidiaries of the Company (the “Company Subsidiaries”) with the principal officers of the Company, all upon reasonable notice and at such reasonable times and as often as the Investor may reasonably request and (ii) to review any information material to the Investor’s investment in the Company provided by the Company to its Appropriate Federal Banking Agency.

(b)           From the date hereof until the date when the Investor no longer holds any debt or equity securities of the Company or an Affiliate of the Company acquired pursuant to this Agreement, the Company shall permit, and shall cause each of the Company’s Subsidiaries to permit (A) the Investor and its agents, consultants, contractors, (B) the Special Inspector General of the Troubled Asset Relief Program, and (C) the Comptroller General of the United States access to personnel and any books, papers, records or other data, in each case, to the extent relevant to ascertaining compliance with the financing terms and conditions; provided that prior to disclosing any information pursuant to clause (B) or (C), the Special Inspector General of the Troubled Asset Relief Program and the Comptroller General of the United States shall have agreed, with respect to documents obtained under this Agreement in furtherance of its function, to follow applicable law and regulation (and the applicable customary policies and procedures) regarding the dissemination of confidential materials, including redacting confidential information from the public version of its reports and soliciting the input from the Company as to information that should be afforded confidentiality, as appropriate.

(c)           The Investor will use reasonable best efforts to hold, and will use reasonable best efforts to cause its agents, consultants, contractors, advisors, and United States executive branch officials and employees, to hold, in confidence all non-public records, books, contracts, instruments, computer data and other data and information (collectively, “Information”) concerning the Company furnished or made available to it by the Company or its representatives pursuant to this Agreement (except to the extent that such information can be shown to have been (i) previously known by such party on a non-confidential basis, (ii) in the public domain through no fault of such party or (iii) later lawfully acquired from other sources by the party to which it was furnished (and without violation of any other confidentiality obligation)); provided that nothing herein shall prevent the Investor from disclosing any Information to the extent required by applicable laws or regulations or by any subpoena or similar legal process. The Investor understands that the Information may contain commercially sensitive confidential information entitled to an exception from a Freedom of Information Act request.

(d)           Nothing in this Section shall be construed to limit the authority that the Special Inspector General of the Troubled Asset Relief Program, the Comptroller General of the United States or any other applicable regulatory authority has under law.

Section 4.5       Executive Compensation.

(a)           Benefit Plans.  During the Relevant Period, the Company shall take all necessary action to ensure that the Benefit Plans of the Company and its Affiliates comply in all respects with, and shall take all other actions necessary to comply with, Section 111 of the EESA, as implemented by the Compensation Regulations, and neither the Company nor any Affiliate shall adopt any new Benefit Plan (i) that does not comply therewith or (ii) that does not expressly state and require that such Benefit Plan and any compensation thereunder shall be subject to any relevant Compensation Regulations adopted, issued or released on or after the date any such Benefit Plan is adopted. To the extent that EESA and/or the Compensation Regulations are amended or otherwise change during the Relevant Period in a manner that requires changes to then-existing Benefit Plans, or that requires other actions, the Company and its Affiliates shall effect such changes to its or their Benefit Plans, and take such other actions, as promptly as practicable after it has actual knowledge of such amendments or changes in order to be in compliance with this Section 4.5(a) (and shall be deemed to be in compliance for a reasonable period to effect such changes).  In addition, the Company and its Affiliates shall take all necessary action, other than to the extent prohibited by applicable law or regulation applicable outside of the United States, to ensure that the consummation of the transactions contemplated by this Agreement will not accelerate the vesting, payment or distribution of any equity-based awards, deferred cash awards or any nonqualified deferred compensation payable by the Company or any of its Affiliates.

(b)           Additional Waivers.  After the Closing Date, in connection with the hiring or promotion of a Section 4.5 Employee and/or the promulgation of applicable Compensation Regulations or otherwise, to the extent any Section 4.5 Employee shall not have executed a waiver with respect to the application to such Section 4.5 Employee of the Compensation Regulations, the Company shall use its best efforts to (i) obtain from such Section 4.5 Employee a waiver in substantially the form attached hereto as Annex F and (ii) deliver such waiver to the Investor as promptly as possible, in each case, within sixty days of the Closing Date or, if later, within sixty days of such Section 4.5 Employee becoming subject to the requirements of this Section. “Section 4.5 Employee” means (A) each Senior Executive Officer and (B) any other employee of the Company or its Affiliates determined at any time to be subject to Section 111 of  EESA and the Compensation Regulations.

(c)           Clawback.  In the event that any Section 4.5 Employee receives a payment in contravention of the provisions of this Section 4.5, the Company shall promptly provide such individual with written notice that the amount of such payment must be repaid to the Company in full within fifteen business days following receipt of such notice or such earlier time as may be required by the Compensation Regulations and shall promptly inform the Investor (i) upon discovering that a payment in contravention of this Section 4.5 has been made and (ii) following the repayment to the Company of such amount and shall take such other actions as may be necessary to comply with the Compensation Regulations.

(d)           Limitation on Deductions.  During the Relevant Period, the Company agrees that it shall not claim a deduction for remuneration for federal income tax purposes in excess of $500,000 for each Senior Executive Officer that would not be deductible if Section 162(m)(5) of the Code applied to the Company.

(e)           Amendment to Prior Agreement. The parties agree that, effective as of the date hereof, Section 4.10 of the Securities Purchase Agreement shall be amended in its entirety by replacing such Section 4.10 with the provisions set forth in this Section 4.5 and any terms included in this Section 4.5 that are not otherwise defined in the Securities Purchase Agreement shall have the meanings ascribed to such terms in this Agreement.

Section 4.6       Certain Notifications Until Closing.  From the date hereof until the Closing, the Company shall promptly notify the Investor of (i) any fact, event or circumstance of which it is aware and which would reasonably be likely to cause any representation or warranty of the Company contained in this Agreement to be untrue or inaccurate in any material respect or to cause any covenant or agreement of the Company contained in this Agreement not to be complied with or satisfied in any material respect and (ii) except as Previously Disclosed, any fact, circumstance, event, change, occurrence, condition or development of which the Company is aware and which, individually or in the aggregate, has had or would reasonably be likely to have a Company Material Adverse Effect; provided, however, that delivery of any notice pursuant to this Section 4.6 shall not limit or affect any rights of or remedies available to the Investor; provided, further, that a failure to comply with this Section 4.6 shall not constitute a breach of this Agreement or the failure of any condition set forth in Section 1.2 to be satisfied unless the underlying Company Material Adverse Effect or material breach would independently result in the failure of a condition set forth in Section 1.2 to be satisfied.

Section 4.7       Tax Status of Debentures.  The Company agrees that, for so long as any Debentures are outstanding, it will treat the Debentures as equity in the Company for all U.S. federal income and state tax purposes and not claim a deduction for interest on the Debentures for U.S. federal income or state tax purposes.

Section 4.8       TIA Qualification.  In connection with any registration pursuant to Section 5.5, the Company agrees to (i) qualify the Governing Agreements under the Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC promulgated thereunder (together, the “Trust Indenture Act”), and (ii) ensure that the Governing Agreements comply in all material respects with the applicable requirements of the Trust Indenture Act.

Section 4.9       Monthly Lending Reports.  During the Relevant Period, the Company will detail in monthly reports submitted to the Investor the information required by the CPP Monthly Lending Reports, as published on www.financialstability.gov from time to time.

ARTICLE V

ADDITIONAL AGREEMENTS

Section 5.1       Unregistered Capital Securities.  The Investor acknowledges that the Capital Securities have not been registered under the Securities Act or under any state securities laws.  The Investor (a) is acquiring the Capital Securities pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute them to any person in violation of the Securities Act or any applicable U.S. state securities laws, (b) will  not sell or otherwise dispose of any of the Capital Securities, except in compliance with the registration requirements or exemption provisions of the Securities Act and any applicable U.S. state securities laws and (c) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of the Exchange and of making an informed investment decision.

Section 5.2       Legend.  (a) The Investor agrees that all certificates or other instruments representing the Capital Securities will bear a legend substantially to the following effect:

" THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.  EACH PURCHASER OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT IS NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.  ANY TRANSFEREE OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THE SECURITIES REPRESENTED BY THIS INSTRUMENT EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT WHICH IS THEN EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) TO THE ISSUER OR (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

NO EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (EACH, A “PLAN”), NO ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY PLAN’S INVESTMENT IN THE ENTITY (A “PLAN ASSET ENTITY”), AND NO PERSON INVESTING “PLAN ASSETS” OF ANY PLAN, MAY ACQUIRE OR HOLD THIS CAPITAL SECURITIES CERTIFICATE OR ANY INTEREST HEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION WITH RESPECT TO SUCH PURCHASE OR HOLDING OR THE REQUIREMENTS OF U.S. DEPARTMENT OF LABOR REGULATION SECTION 2550.401c-1 ARE SATISFIED SUCH THAT NEITHER THE CAPITAL SECURITIES CERTIFICATE HELD BY THE PURCHASER OR HOLDER NOR THE UNDERLYING ASSETS OF THE ISSUER TRUST CONSTITUTE “PLAN ASSETS” UNDER ERISA OR THE CODE. ANY PURCHASER OR HOLDER OF THIS CAPITAL SECURITIES CERTIFICATE OR ANY INTEREST HEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING HEREOF THAT IT EITHER (A) IS NOT A PLAN OR A PLAN ASSET ENTITY AND IS NOT PURCHASING SUCH SECURITIES ON BEHALF OF OR WITH “PLAN ASSETS” OF ANY PLAN, OR (B) IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER PTCE 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION WITH RESPECT TO SUCH PURCHASE OR HOLDING OR U.S. DEPARTMENT OF LABOR REGULATION SECTION 2550.401c-1."

(b)           In the event that any Capital Securities (i) become registered under the Securities Act or (ii) are eligible to be transferred without restriction in accordance with Rule 144 or another exemption from registration under the Securities Act (other than Rule 144A), the Company shall issue new certificates or other instruments representing such Capital Securities, which shall not contain the applicable legend in Section 5.2(a) above; provided that the Investor surrenders to the Company the previously issued certificates or other instruments.

Section 5.3       Certain Transactions.  (a)  The Company will not merge or consolidate with, or sell, transfer or lease all or substantially all of its property or assets to, any other party unless the successor, transferee or lessee party (or its ultimate parent entity), as the case may be (if not the Company), expressly assumes the due and punctual performance and observance of each and every covenant, agreement and condition of this Agreement and the Governing Agreements to be performed and observed by the Company.

(b)           Without the prior written consent of the Investor, until such time as the Investor shall cease to own any debt or equity securities of the Company acquired pursuant to this Agreement, the Company shall not permit any of its “significant subsidiaries” (as such term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) to (i) engage in any merger, consolidation, statutory share exchange or similar transaction following the consummation of which such significant subsidiary is not wholly-owned by the Company, (ii) dissolve or sell all or substantially all of its assets or property other than in connection with an internal reorganization or consolidation involving wholly-owned subsidiaries of the Company or (iii) issue or sell any shares of its capital stock or any securities convertible or exercisable for any such shares, other than issuances or sales in connection with an internal reorganization or consolidation involving wholly-owned subsidiaries of the Company.

Section 5.4       Transfer of Capital Securities.  Subject to compliance with applicable securities laws, the Investor shall be permitted to transfer, sell, assign or otherwise dispose of (“Transfer”) all or a portion of the Capital Securities at any time, and the Company shall take all steps as may be reasonably requested by the Investor to facilitate the Transfer of the Capital Securities.

Section 5.5       Registration Rights.  The Capital Securities and the Series A Preferred Stock shall be Registrable Securities and, upon their issuance, the provisions of Section 4.5 of the Securities Purchase Agreement shall be applicable to them, including with the benefit, to the extent available, of the tacking of any holding period from the date of issuance of the Series A Preferred Stock.

Section 5.6       Restriction on Dividends and Repurchases.  (a)  Until such time as the Investor ceases to own any debt or equity securities of the Company or an Affiliate of the Company acquired pursuant to this Agreement, neither the Company nor any Company Subsidiary shall, without the consent of the Investor:

(i)       declare or pay any dividend or make any distribution on the Common Stock (other than (A) regular quarterly cash dividends of not more than the amount of the last quarterly cash dividend per share declared or, if lower, publicly announced an intention to declare, on the Common Stock prior to October 14, 2008, as adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction, (B) dividends payable solely in shares of Common Stock and (C) dividends or distributions of rights or Junior Stock in connection with a stockholders’ rights plan); or

(ii)       redeem, purchase or acquire any shares of Common Stock or other capital stock or other equity securities of any kind of the Company, or any trust preferred securities issued by the Company or any Affiliate of the Company, other than (A) redemptions, purchases or other acquisitions of the Capital Securities (which purchases shall be made on a pro rata basis, as provided in Section 5.5(b)), (B) redemptions, purchases or other acquisitions of shares of Common Stock or other Junior Stock, in each case in this clause (B) in connection with the administration of any employee benefit plan in the ordinary course of business (including purchases to offset the Share Dilution Amount (as defined below) pursuant to a publicly announced repurchase plan) and consistent with past practice; provided that any purchases to offset the Share Dilution Amount shall in no event exceed the Share Dilution Amount, (C) purchases or other acquisitions by a broker-dealer subsidiary of the Company solely for the purpose of market-making, stabilization or customer facilitation transactions in trust preferred securities of the Company or an Affiliate of the Company, Junior Stock or Parity Stock in the ordinary course of its business, (D) purchases by a broker-dealer subsidiary of the Company of trust preferred securities or capital stock of the Company or an Affiliate of the Company for resale pursuant to an offering by the Company of such trust preferred securities or capital stock underwritten by such broker-dealer subsidiary, (E) any redemption or repurchase of rights pursuant to any stockholders’ rights plan, (F) the acquisition by the Company or any of the Company Subsidiaries of record ownership in Junior Stock, Parity Stock or trust preferred securities of the Company or an Affiliate of the Company for the beneficial ownership of any other persons (other than the Company or any other Company Subsidiary), including as trustees or custodians, and (G) the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock or trust preferred securities of the Company or an Affiliate of the Company for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock, in each case set forth in this clause (G), solely to the extent required pursuant to binding contractual agreements entered into prior to the date hereof or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for Common Stock (clauses (C) and (F), collectively, the “Permitted Repurchases”). “Share Dilution Amount” means the increase in the number of diluted shares outstanding (determined in accordance with GAAP, and as measured from the date of the Company’s most recently filed consolidated financial statements prior to the Closing Date) resulting from the grant, vesting or exercise of equity-based compensation to employees and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.

(b)           Until such time as the Investor ceases to own any Capital Securities, the Company shall not repurchase any Capital Securities from any holder thereof, whether by means of open market purchase, negotiated transaction, or otherwise, other than Permitted Repurchases, unless it offers to repurchase a ratable portion of the Capital Securities then held by the Investor on the same terms and conditions.

(c)           “Junior Stock” means Common Stock and any other class or series of stock of the Company the terms of which expressly provide that it ranks junior to the Capital Securities as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Company. “Parity Stock” means any class or series of stock of the Company the terms of which do not expressly provide that such class or series will rank senior or junior to the Capital Securities as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Company (in each case without regard to whether dividends accrue cumulatively or non-cumulatively).

(d)           The parties agree that, effective as of the date hereof, Section 4.8 of the Securities Purchase Agreement shall be amended in its entirety by replacing such Section 4.8 with the provisions set forth in this Section 5.5 and any terms included in this Section 5.5 that are not otherwise defined in the Securities Purchase Agreement shall have the meanings ascribed to such terms in this Agreement.

Section 5.7       Repurchase of Investor Securities.  From and after the date of this Agreement, the agreements set forth in Section 4.9 of the Securities Purchase Agreement shall be applicable only following the redemption in whole of the Capital Securities held by the Investor or the Transfer by the Investor of all of the Capital Securities held by the Investor to one or more third parties not affiliated with the Investor.

Section 5.8       Qualified Equity Offering.  The Company and the Investor agree, for the avoidance of doubt, that none of the transactions contemplated by this Agreement (including, without limitation, the issuance of the Debentures) shall be deemed a Qualified Equity Offering under the Securities Purchase Agreement or the Warrant.

Section 5.9       Bank or Thrift Holding Company Status.  (a)  The Company shall maintain its status as a Bank Holding Company (or, if permitted to become a Savings and Loan Holding Company in accordance with Subsection (b) below, such status) for as long as the Investor owns any debt or equity securities of the Company or an Affiliate of the Company acquired pursuant to this Agreement.

(b)           The Company may become a Savings and Loan Holding Company in accordance with the requirements of the Home Owners’ Loan Act and applicable regulations, provided that it has duly fulfilled any commitments to or other requirements or obligations imposed by the Board of Governors of the Federal Reserve System.

Section 5.10     Compliance with Employ American Workers Act.  Until the Company is no longer deemed a recipient of funding under Title I of EESA or Section 13 of the Federal Reserve Act for purposes of the EAWA, as the same may be determined pursuant to any regulations or other legally binding guidance promulgated under EAWA, the Company shall comply, and the Company shall take all necessary action to ensure that its subsidiaries comply, in all respects with the provisions of the EAWA and any regulations or other legally binding guidance promulgated under the EAWA. “EAWA” means the Employ American Workers Act (Section 1611 of Division A, Title XVI of the American Recovery and Reinvestment Act of 2009), Public Law No. 111-5, effective as of February 17, 2009, as may be amended and in effect from time to time.

ARTICLE VI

MISCELLANEOUS

Section 6.1        Termination.  This Agreement may be terminated at any time prior to the Closing:

(a)           by either the Investor or the Company if the Closing shall not have occurred by the 30th calendar day following the date hereof; provided, however, that in the event the Closing has not occurred by such 30th calendar day, the parties will consult in good faith to determine whether to extend the term of this Agreement, it being understood that the parties shall be required to consult only until the fifth day after such 30th calendar day and not be under any obligation to extend the term of this Agreement thereafter; provided further that the right to terminate this Agreement under this Section 6.1(a) shall not be available to any party whose breach of any representation or warranty or failure to perform any obligation under this Agreement shall have caused or resulted in the failure of the Closing to occur on or prior to such date;

(b)           by either the Investor or the Company in the event that any Governmental Entity shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

(c)           by the mutual written consent of the Investor and the Company.

In the event of termination of this Agreement as provided in this Section 6.1, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except that nothing herein shall relieve either party from liability for any breach of this Agreement.

Section 6.2       Survival of Representations and Warranties.  The representations and warranties of the Company and the Trust made herein or in any certificates delivered in connection with the Closing shall survive the Closing without limitation.

Section 6.3       Amendment.  No amendment of any provision of this Agreement will be effective unless made in writing and signed by an officer or a duly authorized representative of each of the Company and the Investor; provided that the Investor may unilaterally amend any provision of this Agreement to the extent required to comply with any changes after the date hereof in applicable federal statutes. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative of any rights or remedies provided by law.

Section 6.4       Waiver of Conditions.  The conditions to each party’s obligation to consummate the Exchange are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law. No waiver will be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver.

Section 6.5       Governing Law; Submission to Jurisdiction, Etc.  This Agreement and any claim, controversy or dispute arising under or related to this Agreement, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties shall be enforced, governed, and construed in all respects (whether in contract or in tort) in accordance with the federal law of the United States if and to the extent such law is applicable, and otherwise in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.  Each of the parties hereto agrees (a) to submit to the exclusive jurisdiction and venue of the United States District Court for the District of Columbia and the United States Court of Federal Claims for any and all civil actions, suits or proceedings arising out of or relating to this Agreement or the Governing Agreements (except with respect to the Trust Agreement in which case each of the parties hereto agrees to submit to the non-exclusive jurisdiction of such courts) or the Exchange contemplated hereby and (b) that notice may be served upon (i) the Company at the address and in the manner set forth for notices to the Company in Section 6.6 and (ii) the Investor at the address and in the manner set forth for notices to the Investor in Section 6.6, but otherwise in accordance with federal law.  To the extent permitted by applicable law, each of the parties hereto hereby unconditionally waives trial by jury in any civil legal action or proceeding relating to this Agreement or the Governing Agreements or the Exchange contemplated hereby.

Section 6.6       Notices.  Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, or (b) on the second business day following the date of dispatch if delivered by a recognized next day courier service. All notices hereunder shall be delivered as set forth below or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

If to the Company or the Trust:

First Merchants Corporation
200 East Jackson Street
P.O. Box 792
Muncie, Indiana 47305-2814
Attention: Mark K. Hardwick, Chief Financial Officer and Executive Vice President
Facsimile:  (765) 747-1447
Email:  mhardwick@firstmerchants.com
Telephone:  (765) 751-1857
With a copy to:

David R. Prechtel, Esq.
Bingham McHale LLP
2700 Market Tower
10 West Market Street
Indianapolis, IN  46204-4900
Facsimile:  (317) 236-9907
Email:  dprechtel@binghammchale.com
Telephone:  (317) 968-5403

If to the Investor:

United States Department of the Treasury
1500 Pennsylvania Avenue, NW
Washington, DC 20220
Attention:  Chief Counsel Office of Financial Stability
Facsimile:  (202) 927-9225
Email:  OFSChiefCounselNotices@do.treas.gov

With a copy to:

Cadwalader, Wickersham & Taft LLP
One World Financial Center
New York, New York 10281
Attention:  Patrick T. Quinn
Facsimile:  (212) 504-6666
Email:  pat.quinn@cwt.com
Telephone:  (212) 504-6067
Attention:  William P. Mills
Facsimile:  (212) 504-6666
Email:  william.mills@cwt.com
Telephone:  (212) 504-6436

With a copy to:

Anderson, McCoy & Orta, P.C.
100 N. Broadway, 26th Floor
Oklahoma City, OK 73102
Attention:  J. Michael McCoy
Facsimile:  (405) 236-1448
Email:  mmccoy@amopc.com
Telephone:  (405) 230-1015

Section 6.7       Definitions.  (a)  When a reference is made in this Agreement to a subsidiary of a person, the term “subsidiary” means any corporation, partnership, joint venture, limited liability company or other entity (x) of which such person or a subsidiary of such person is a general partner or (y) of which a majority of the voting securities or other voting interests, or a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or persons performing similar functions with respect to such entity, is directly or indirectly owned by such person and/or one or more subsidiaries thereof.

(b)           The term “Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management and/or policies of such person, whether through the ownership of voting securities by contract or otherwise.

(c)           The term “Company Material Adverse Effect” means a material adverse effect on (i) the business, results of operation or financial condition of the Company and its consolidated subsidiaries taken as a whole; provided, however, that Company Material Adverse Effect shall not be deemed to include the effects of (A) changes after the date hereof in general business, economic or market conditions (including changes generally in prevailing interest rates, credit availability and liquidity, currency exchange rates and price levels or trading volumes in the United States or foreign securities or credit markets), or any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism, in each case generally affecting the industries in which the Company and its subsidiaries operate, (B) changes or proposed changes after the date hereof in GAAP or regulatory accounting requirements, or authoritative interpretations thereof, (C) changes or proposed changes after date hereof in securities, banking and other laws of general applicability or related policies or interpretations of Governmental Entities (in the case of each of these clauses (A), (B) and (C), other than changes or occurrences to the extent that such changes or occurrences have or would reasonably be expected to have a materially disproportionate adverse effect on the Company and its consolidated subsidiaries taken as a whole relative to comparable U.S. banking or financial services organizations), or (D) changes in the market price or trading volume of the Common Stock or any other equity, equity-related or debt securities of the Company or its consolidated subsidiaries (it being understood and agreed that the exception set forth in this clause (D) does not apply to the underlying reason giving rise to or contributing to any such change); or (ii) the ability of the Company to consummate the Exchange and the other transactions contemplated by this Agreement and perform its obligations hereunder on a timely basis.

(d)           The term “Previously Disclosed” means information set forth or incorporated in the Company’s Annual Report on Form 10-K for the most recently completed fiscal year of the Company filed with the Securities and Exchange Commission (the “SEC”) prior to the date hereof or in its other reports and forms filed with or furnished to the SEC under Sections 13(a), 14(a) or 15(d) of the Exchange Act on or after the last day of the most recently completed fiscal year of the Company and prior to the date hereof.

(e)           To the extent any securities issued pursuant to this Agreement or the transactions contemplated hereby are registered in the name of a designee of the Investor pursuant to Sections 1.2 or 6.8(c) or transferred to an Affiliate of the Investor, all references herein to the Investor holding or owning any debt or equity securities of the Company, Capital Securities or Registrable Securities (and any like variations thereof) shall be deemed to refer to the Investor, together with such designees and/or Affiliates, holding or owning any debt or equity securities, Capital Securities or Registrable Securities (and any like variations thereof), as applicable.

Section 6.8       Assignment.  Neither this Agreement nor any right, remedy, obligation nor liability arising hereunder or by reason hereof shall be assignable by any party hereto without the prior written consent of each other party, and any attempt to assign any right, remedy, obligation or liability hereunder without such consent shall be void, except (a) an assignment, in the case of a Business Combination where such party is not the surviving entity, or a sale of substantially all of its assets, to the entity which is the survivor of such Business Combination or the purchaser in such sale, (b) as provided in Sections 5.3 and 5.4 and (c) an assignment by the Investor of this Agreement to an Affiliate of the Investor; provided that if the Investor assigns this Agreement to an Affiliate, the Investor shall be relieved of its obligations under this Agreement but (i) all rights, remedies and obligations of the Investor hereunder shall continue and be enforceable and exercisable by such Affiliate, (ii) the Company's obligations and liabilities hereunder shall continue to be outstanding and (iii) all references to the Investor herein shall be deemed to be references to such Affiliate.

Section 6.9       Severability.  If any provision of this Agreement, or the application thereof to any person or circumstance, is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

Section 6.10     No Third-Party Beneficiaries.  Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person or entity other than the Company, the Trust and the Investor any benefit, right or remedies, except that the provisions of Sections 4.4 and 5.4 shall inure to the benefit of the persons holding Capital Securities during any tacked holding period, as contemplated by that Section.

Section 6.11     Entire Agreement, Etc.  This Agreement (including the Annexes and Schedules hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof.  For the avoidance of doubt, the Securities Purchase Agreement shall remain in full force and effect.

Section 6.12     Counterparts and Facsimile.  For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

FIRST MERCHANTS CORPORATION

By:	/s/ Mark K. Hardwick
Name:	Mark K. Hardwick
Title:	Chief Financial Officer and Executive Vice President

FIRST MERCHANTS CAPITAL TRUST III

By:	FIRST MERCHANTS CORPORATION, as Depositor

By:	/s/ Mark K. Hardwick
	Name:	Mark K. Hardwick
	Title:	Chief Financial Officer and Executive Vice President

UNITED STATES DEPARTMENT OF THE TREASURY

By:	/s/ David N. Miller
	Name:	David N. Miller
	Title:	Chief Investment Officer, OFS

[Signature Page to Exchange Agreement]

SCHEDULE A

CAPITALIZATION

Common Stock

Par value:  None

Total Authorized:  50,000,000

Outstanding:  25,523,224

Subject to warrants, options, convertible securities, etc.:  991,453 warrants and 1,110,867 options

Reserved for benefit plans and other issuances:  1,509,927

Remaining authorized but unissued:  24,476,776

Shares issued after Capitalization Date (other than pursuant to warrants, options, convertible securities, etc. as set forth above):  None

Preferred Stock

Par value:  None

Total Authorized:  500,000

Outstanding:  Series A 116,000

Reserved for issuance:

Remaining authorized but unissued:  384,000

Schedule A

SCHEDULE B

Response to Section 3.6:   None

Schedule B

ANNEX A

ANNEX B

ANNEX C

ANNEX D

ANNEX E-1

FORM OF OPINION

1.
The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. §§ 3801 et. seq. (the “Delaware Statutory Trust Act”) and all filings required under the Delaware Statutory Trust Act with respect to the creation and valid existence of the Trust as a statutory trust have been made.

2.	Under the Delaware Statutory Trust Act and the Trust Agreement, the Trust has the trust power and authority to own its properties and to conduct its business, all as described in the Trust Agreement.

3.
The Trust Agreement constitutes a valid and binding obligation of the Company, as depositor, and the Issuer Trustees (as defined in the Trust Agreement), and is enforceable against the Company and the Issuer Trustees, in accordance with its terms.

4.
Under the Delaware Statutory Trust Act and the Trust Agreement, the Trust has the trust power and authority (i) to execute, deliver and perform its obligations under this Agreement, (ii) to issue and sell and perform its obligations under the Capital Securities and the Common Securities, and (iii) to purchase and hold the Debentures.

5.
Under the Delaware Statutory Trust Act and the Trust Agreement, the execution and delivery by the Trust of this Agreement, and the performance by the Trust of its obligations thereunder and under the Trust Securities (as defined in the Trust Agreement), have been duly authorized by all necessary trust action on the part of the Trust.

6.
Under the Delaware Statutory Trust Act, the certificate attached to the Trust Agreement as Exhibit C is an appropriate form of certificate to evidence ownership of the Capital Securities.  The Capital Securities have been duly authorized for issuance by the Trust Agreement and, when issued and delivered in accordance with the Trust Agreement and this Agreement, will be validly issued and, subject to the qualifications set forth herein, fully paid and non-assessable undivided beneficial interests in the assets of the Trust entitled to the benefits of the Trust Agreement.  Each person to whom a Capital Security is to be issued by the Trust (each a “Holder” and collectively the “Holders”), as a beneficial owner of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.  We note that the Holders may be obligated, pursuant to the Trust Agreement, to (i) provide payment of a sum sufficient to cover taxes or other governmental charges arising from transfers of Trust Securities Certificates and the issuance of replacement Trust Securities Certificates (as defined in the Trust Agreement), and (ii) provide security or indemnity in connection with requests of or directions to the Property Trustee (as defined in the Trust Agreement) to exercise its rights and powers under the Trust Agreement.

7.
The Common Securities have been duly authorized by the Trust Agreement and, when issued and delivered in accordance with the terms of the Trust Agreement, will be duly and validly issued, representing an undivided beneficial interest in the assets of the Trust entitled to the benefits of the Trust Agreement.

8.	Under the Delaware Statutory Trust Act and the Trust Agreement, the issuance of the Trust Securities is not subject to preemptive rights.

9.
The issuance and sale by the Trust of the Capital Securities and the Common Securities, the purchase by the Trust of the Debentures, the execution, delivery and performance by the Trust of this Agreement, the consummation by the Trust of the transactions contemplated by this Agreement and compliance by the Trust with its obligations under this Agreement do not violate (i) any of the provisions of the Certificate of Trust (as defined in the Trust Agreement) or the Trust Agreement or (ii) any law or administrative regulation of the State of Delaware applicable to the Trust.

10.
No authorization, approval, consent or order of any Delaware court or any Delaware governmental body or regulatory authority or agency is required to be obtained by the Trust solely in connection with the issuance of the Trust Securities and the consummation of the transactions contemplated by the Trust Agreement and this Agreement, other than the filing of the Certificate with the Secretary of State, which Certificate has been duly filed.

11.
The Holders (other than those Holders who reside or are domiciled in the State of Delaware) do not have any liability for income taxes imposed by the State of Delaware solely as a result of their participation in the Trust, and the Trust will not be liable for any income tax imposed by the State of Delaware.

ANNEX E-2

FORM OF OPINION

1.
The Company is duly organized, validly existing and in good standing under the laws of the State of Indiana and has all necessary power and authority to own, operate and lease its properties and to carry on its business as it is being currently conducted.

2.
First Merchants Bank has been duly organized and is validly existing and in good standing under the laws of the State of Indiana and has all necessary power and authority to own, operate and lease its properties and to carry on its business as it is being currently conducted.

3.	The Company has the corporate power and authority to execute and deliver the Agreement and the Governing Agreements and to carry out its obligations thereunder.

4.
The execution, delivery and performance by the Company of the Agreement and the Governing Agreements and the consummation of the transactions contemplated thereby, have been duly authorized by all necessary corporate action on the part of the Company and its stockholders, and no further approval or authorization is required on the part of the Company.

5.	The Debentures have been duly and validly authorized by the Company.

6.
The Agreement is a valid and binding obligation of the Company and the Trust, enforceable against the Company and the Trust in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity.

7.
The Indenture, dated as of June 30, 2010, between the Company and U.S. Bank Trust National Association, a national banking association, as trustee (the “Indenture Trustee”), as supplemented by the First Supplemental Indenture, dated as of June 30, 2010, between the Company and the Indenture Trustee (as so supplemented, the “Indenture”), has been duly executed and delivered by the Company; the Debentures issued and sold to the Trust pursuant to the Indenture and the Trust Agreement in an aggregate principal amount of $47,835,000 have been duly executed, authenticated, issued and delivered; and the Indenture and the Debentures constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

8.
The Guarantee Agreement has been duly executed and delivered by the Company; and the Guarantee Agreement constitutes a valid and legally binding obligation of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

9.
Neither the Company nor the Trust is or, after giving effect to the issuance of the Debentures pursuant to the Indenture and the Trust Agreement, and the Common Securities and the Capital Securities pursuant to the Agreement and the Trust Agreement, would be on the date hereof an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

10.
The Trust will be a mere security device or grantor trust that is not taxable as a corporation (or a publicly traded partnership or taxable mortgage pool taxable as a corporation) for U.S. federal income tax purposes and the Capital Securities and Common Securities will be treated as undivided beneficial ownership interests in the Debentures and any other property held by the Trust for U.S. federal income tax purposes.

ANNEX F

FORM OF WAIVER

In consideration for the benefits I will receive as a result of the participation of FIRST MERCHANTS CORPORATION (together with its subsidiaries and affiliates, the "Company"), which is either my employer or the sole shareholder of my employer, in the United States Department of the Treasury’s (the "Treasury") Capital Purchase Program and/or any other economic stabilization program implemented by the Treasury under the Emergency Economic Stabilization Act of 2008 (as amended, supplemented, or otherwise modified, the "EESA") (any such program, including the Capital Purchase Program, a "Program"), I hereby voluntarily waive any claim against the United States (and each of its departments and agencies) or the Company or my employer, or any of their respective directors, officers, employees and agents for any changes to my compensation or benefits that are required to comply with the executive compensation and corporate governance requirements of Section 111 of the EESA, as implemented by any guidance or regulations issued and/or to be issued thereunder, including without limitation the provisions for the Capital Purchase Program, as implemented by any guidance or regulation thereunder, including the rules set forth in 31 C.F.R. Part 30, or any other guidance or regulations under the EESA and the applicable requirements of the Exchange Agreement by and among the Company and the Treasury dated as of June 30, 2010, as amended (such requirements, the "Limitations").

I acknowledge that the Limitations may require modification or termination of the employment, compensation, bonus, incentive, severance, retention and other benefit plans, arrangements, policies and agreements (including so-called "golden parachute" agreements), whether or not in writing, that I may have with the Company or my employer or in which I may participate as they relate to the period the United States holds any equity or debt securities of the Company acquired through a Program or for any other period applicable under such Program or Limitations, as the case may be, and I hereby consent to all such modifications.

This waiver includes all claims I may have under the laws of the United States or any other jurisdiction (whether or not in existence as of the date hereof) related to the requirements imposed by the Limitations, including without limitation a claim for any compensation or other payments or benefits I would otherwise receive, any challenge to the process by which the Limitations are or were adopted and any tort or constitutional claim about the effect of these Limitations on my employment relationship and I hereby agree that I will not at any time initiate, or cause or permit to be initiated on my behalf, any such claim against the United States, the Company, my employer or their respective directors, officers, employees or agents in or before any local, state, federal or other agency, court or body.

I agree that, in the event and to the extent that the Compensation Committee of the Board of Directors of the Company or similar governing body (the "Committee") reasonably determines that any compensatory payment and benefit provided to me, including any bonus or incentive compensation based on materially inaccurate financial statements or performance criteria, would cause the Company to fail to be in compliance with the Limitations (such payment or benefit, an "Excess Payment"), upon notification from the Company, I shall repay such Excess Payment to the Company within 15 business days. In addition, I agree that the Company shall have the right to postpone any such payment or benefit for a reasonable period of time to enable the Committee to determine whether such payment or benefit would constitute an Excess Payment.

I understand that any determination by the Committee as to whether or not, including the manner in which, a payment or benefit needs to be modified, terminated or repaid in order for the Company to be in compliance with Section 111 of the EESA and/or the Limitations shall be a final and conclusive determination of the Committee which shall be binding upon me. I further understand that the Company is relying on this letter from me in connection with its participation in a Program.

IN WITNESS WHEREOF, I execute this waiver on my own behalf, thereby communicating my acceptance and acknowledgement to the provisions herein.

Respectfully,

Name:
Title:
Date: